Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-123263, 333-146794, 333-182584, 333-212948, 333-169293, and 333-219608 on Form S-8 of our reports dated February 27, 2018, relating to the consolidated financial statements of ACI Worldwide, Inc. and subsidiaries (“ACI Worldwide, Inc.”), and the effectiveness of ACI Worldwide Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ACI Worldwide, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

February 27, 2018